Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Arbutus Biopharma Corporation
We consent to the incorporation by reference in the registration statement on Form S-3MEF (No. 333‑202883), registration statement on Form S-3A (No. 333‑200625), registration statement on Form S-8 (No. 333-202762) and registration statement on Form S-8 (No. 333-186185) of Arbutus Biopharma Corporation of our reports dated March 9, 2016, with respect to the consolidated balance sheets of Arbutus Biopharma Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of Arbutus Biopharma Corporation.

/s/ KPMG LLP
Chartered Professional Accountants

March 9, 2016
Vancouver, Canada